 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2026

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

4400 Route 9 South, Suite 3100, Freehold, NJ 07728

(Address of principal executive offices)

(732) 780-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALBT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Membership Interest Purchase Agreement

As previously reported, on November 17, 2023, Avalon Globocare Corp., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with Wenzhao Lu (the “Purchaser”), the Chairman of the Company’s Board of Directors, pursuant to which (i) the Purchaser acquired from the Company 30% of the total outstanding membership interests of Avalon RT 9 Properties, LLC, a wholly owned subsidiary of the Company (“Avalon RT9”) for a cash purchase price of $3,000,000 (the “Acquisition”), and (ii) for a period of twelve months following the closing of the Acquisition, the Purchaser shall have the option to purchase from the Company up to an additional 70% of the outstanding membership interests of Avalon RT9 for a purchase price of up to $7,000,000. Avalon RT9 is the owner of real property located at 4400 Route 9 South, Freehold, New Jersey 07728 (the “Property”), where the Company maintains its principal office space.

To date, the Purchaser has advanced to the Company, in cash, the sum of $3,100,000 (the “Cash Consideration”) towards the purchase price under the MIPA.

On February 18, 2026, the Company and the Purchaser entered into an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), pursuant to which the Company sold to the Purchaser 100% of the membership interests of Avalon RT9 for (i) the Cash Consideration and (ii) the satisfaction, in full, of an approximately $5,900,000 balance due on an existing mortgage financing. This represents a total amended aggregated purchase price of $9,000,000. As a result of the closing of this transaction, the Company has been relieved of all obligations as a guarantor on the mortgage that was associated with the property owned by Avalon RT9.

The foregoing descriptions of the Amended MIPA is qualified in its entirety by reference to the full text of the Amended MIPA which is filed as Exhibit 2.1 hereto.

Amendment to Unsecured Bridge Note

On February 15, 2026, the Company entered into Amendment #2 (the “Note Amendment”) to unsecured bridge note dated December 11, 2025 in the original principal amount of $375,000 (the “Note”). The Note Amendment extended the time periods under the Note for the first payment deadline, the second payment deadline and third payment deadline as follows: (i) the first payment deadline under this Note Amendment is extended to March 16, 2026 from February 15, 2026; the second payment deadline under the Note Amendment is extended to April 15, 2026 from March 15, 2026 and (iii) the third payment deadline under the Note Amendment is extended to May 15, 2026 from April 15, 2026.

The foregoing description of the Note Amendment qualified in its entirety by reference to the full text of the Note Amendment, which are filed as Exhibits 4.1 hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the “Item 1.01 Entry into a Material Definitive Agreement” above is incorporated into this Item 2.01 by reference. The closing of the Amended MIPA was completed on February 18, 2026.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

In accordance with Item 9(b)(2) of Form 8-K,  we will file such financial statements by amendment as soon as possible, but not later than May 4, 2026.

(d) Exhibits

Exhibit	Description
2.1*	Amended and Restated Membership Interest Purchase Agreement, dated February 18, 2026, between Avalon Globocare Corp. and Wenzhao Lu
4.1	Amendment to Unsecured Bridge Note dated December 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: February 19, 2026	By:	/s/ Luisa Ingargiola
	Name:	Luisa Ingargiola
	Title:	Chief Financial Officer